      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2002

                                                                REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                             SEALED AIR CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

                   DELAWARE                                      NO. 65-0654331
 (State or Other Jurisdiction of Incorporation       (I.R.S. Employer Identification Number)
               or Organization)

                                          PARK 80 EAST
                              SADDLE BROOK, NEW JERSEY 07663-5291
                     (Address and Zip Code of Principal Executive Offices)

                            ------------------------

                             SEALED AIR CORPORATION
                   2002 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plan)

                            ------------------------

                            H. KATHERINE WHITE, ESQ.
                         GENERAL COUNSEL AND SECRETARY
                             SEALED AIR CORPORATION
                                  PARK 80 EAST
                      SADDLE BROOK, NEW JERSEY 07663-5291
                    (Name and Address of Agent for Service)

   Telephone Number, Including Area Code, of Agent for Service: 201-791-7600

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

             TITLE OF                      AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM
           SECURITIES TO                    TO BE           OFFERING PRICE          AGGREGATE            AMOUNT OF
           BE REGISTERED                 REGISTERED           PER SHARE*         OFFERING PRICE*     REGISTRATION FEE
Common Stock, par value $0.10 per
  share............................    100,000 shares       $0.10 per share          $10,000               $0.92

* Maximum offering price per share based upon Section 8 of the Registrants' 2002 Stock Plan for Non-Employee Directors

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by the Corporation (File No. 1-12139) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) Annual Report on Form 10-K of Sealed Air Corporation for the year ended December 31, 2001;

        (b) Quarterly Report on Form 10-Q of Sealed Air Corporation for the quarter ended March 31, 2002; and

        (c) the description of the Corporation's common stock contained in the Corporation's Joint Proxy Statement/Prospectus filed as part of the Corporation's Registration Statement on Form S-4, declared effective on February 13, 1998.

    All documents filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4. DESCRIPTION OF SECURITIES.

    The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The validity of the shares of Common Stock offered under the Sealed Air Corporation 2002 Stock Plan for Non-Employee Directors has been passed upon for the Registrant by H. Katherine White, General Counsel and Secretary of the Registrant. As of the date of this Registration Statement, Ms. White was employed by the Registrant and was the beneficial owner of approximately 34,071 shares of Common Stock of the Registrant.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides that: (1) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses, judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal cases, had no reasonable cause to believe such person's conduct was unlawful; (2) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any action or suit by or in the right of the corporation for judgment in favor of the corporation because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and (3) a director or officer shall be indemnified by the corporation against expenses reasonably incurred by such person in connection with and to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding clauses, or in defense of any claim, issue or matter therein.

    Under Article ELEVENTH of the Registrant's Amended and Restated Certificate of Incorporation and Article 8 of the Registrant's By-Laws, indemnification of directors and officers is provided for to the fullest extent permitted under the General Corporation Law. Article TWELFTH of the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as directors, except for liability
(1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. The General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation and the By-Laws of the Registrant permit the purchase by the Registrant of insurance for indemnification of directors and officers. The Registrant currently maintains directors and officers liability insurance.

    The foregoing summary of Section 145 of the General Corporation Law, Articles ELEVENTH and TWELFTH of the Amended and Restated Certificate of Incorporation of the Registrant and Article 8 of the By-Laws of the Registrant is qualified in its entirety by reference to the relevant provisions of
Section 145, the relevant provisions of the Registrant's Unofficial Composite Amended and Restated Certificate of Incorporation, which are incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-12139, and the relevant provisions of the Registrant's By-Laws, which are incorporated herein by reference to
Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-12139.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

Item 8. EXHIBITS.

EXHIBIT NO.                                     DESCRIPTION
---------------------   ------------------------------------------------------------
         4.1            Unofficial Composite Amended and Restated Certificate of
                          Incorporation of the Corporation as currently in effect.
                          [Exhibit 3.1 to the Corporation's Annual Report on
                          Form 10-K for the year ended December 31, 2001, File
                          No. 1-12139, is incorporated herein by reference.]

         4.2            Amended and Restated By-Laws of the Corporation as currently in effect. [Exhibit 3.3 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, File
                          No. 1-12139, is incorporated herein by reference.]

         4.3            Sealed Air Corporation 2002 Stock Plan for Non-Employee
                          Directors of the Corporation. [Annex A of the
                          Corporation's Proxy Statement for the annual meeting held
                          on May 17, 2002, File No. 1-12139, is incorporated herein
                          by reference.]

         4.4            Form of 2002 Plan Stock Purchase Agreement

         5              Opinion of counsel as to legality of securities being
                          registered

        23.1            Consent of Independent Accountants

        23.2            Consent of Counsel [Contained in opinion filed as Exhibit 5 to this Registration Statement, and incorporated herein by reference.]

        24              Powers of Attorney [Contained in Signature Pages of this
                          Registration Statement, and incorporated herein by
                          reference.]

Item 9. UNDERTAKINGS.

    The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Saddle Brook, State of New Jersey on May 24, 2002.

                                          SEALED AIR CORPORATION
                                          (Registrant)

                                          By: /s/ William V. Hickey
                                             -----------------------------------
                                             William V. Hickey
                                             President and Chief Executive
                                             Officer

    Each person whose signature appears below hereby severally constitutes and appoints H. Katherine White, Jeffrey S. Warren and Sean E. Dempsey, and each of them singly, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                            DATE
                      ---------                            ----
/s/ William V. Hickey                                  May 24, 2002
-------------------------------------------
William V. Hickey
President, Chief Executive Officer
and Director
(Principal Executive Officer)

/s/ David H. Kelsey                                    May 24, 2002
-------------------------------------------
David H. Kelsey
Vice President and
Chief Financial Officer
(Principal Financial Officer)

/s/ Jeffrey S. Warren                                  May 24, 2002
-------------------------------------------
Jeffrey S. Warren
Controller
(Principal Accounting Officer)

/s/ Hank Brown                                         May 24, 2002
-------------------------------------------
Hank Brown
Director

/s/ Lawrence R. Codey                                  May 24, 2002
-------------------------------------------
Lawrence R. Codey
Director

                      SIGNATURE                            DATE
                      ---------                            ----
/s/ T. J. Dermot Dunphy                                May 24, 2002
-------------------------------------------
T. J. Dermot Dunphy
Director

/s/ Charles F. Farrell, Jr.                            May 24, 2002
-------------------------------------------
Charles F. Farrell, Jr.
Director

/s/ Shirley Ann Jackson                                May 24, 2002
-------------------------------------------
Shirley Ann Jackson
Director

                                                       May 24, 2002
-------------------------------------------
Kenneth P. Manning
Director

                                                       May 24, 2002
-------------------------------------------
William J. Marino
Director

EXHIBIT INDEX

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         4.1            Unofficial Composite Amended and Restated Certificate of
                          Incorporation of the Corporation as currently in effect.
                          [Exhibit 3.1 to the Corporation's Annual Report on
                          Form 10-K for the year ended December 31, 2001, File
                          No. 1-12139, is incorporated herein by reference.]

         4.2            Amended and Restated By-Laws of the Corporation as currently in effect. [Exhibit 3.3 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, File
                          No. 1-12139, is incorporated herein by reference.]

         4.3            Sealed Air Corporation 2002 Stock Plan for Non-Employee
                          Directors of the Corporation. [Annex A of the
                          Corporation's Proxy Statement for the annual meeting held
                          on May 17, 2002, File No. 1-12139, is incorporated herein
                          by reference.]

         4.4            Form of 2002 Plan Stock Purchase Agreement

         5              Opinion of counsel as to legality of securities being
                          registered

        23.1            Consent of Independent Accountants

        23.2            Consent of Counsel [Contained in opinion filed as Exhibit 5 to this Registration Statement, and incorporated herein by reference.]

        24              Powers of Attorney [Contained in Signature Pages of this
                          Registration Statement, and incorporated herein by
                          reference.]